                                                                   EXHIBIT 10.15



                               SECURITY AGREEMENT


         This Security Agreement (the "AGREEMENT") is made and entered into as of the 3rd day of June, 1999 by Gary Player Direct, Inc. ("BORROWER"), in favor of the person or entity designated below as "Senior Lender" and all persons and entities heretofore and hereafter receiving this Agreement in his, her, or its capacity as a "Senior Lender" (collectively, the "SENIOR LENDERS"). The Senior Lenders have provided to Borrower loans in an aggregate principal amount of up to $75,000 outstanding at any date (the "SENIOR FINANCING"). The Senior Lenders are identified on Scheule A attached hereto.

1.       SECURITY INTEREST.

         (a) To secure the due and punctual payment of all amounts due under the Senior Financing, Borrower hereby grants to the Senior Lenders a security interest in all of its assets (the "COLLATERAL"), except for the capital stock of Rhino Marketing, Inc., a wholly owned subsidiary of Borrower which has ceased operations. The Collateral shall include, without limitation:

                  (i) All goods now owned or hereafter acquired by Borrower or in which Borrower has or may hereafter acquire any interest;

                  (ii) All equipment now owned or hereafter acquired by Borrower;

                  (iii) All inventory now owned or hereafter acquired by Borrower;

                  (iv) All accounts, contract rights and general intangibles now owned or hereafter created or acquired by Borrower, all receivables, goodwill, trademarks, trade styles, trade names, customers lists and business records;

                  (v) All documents, instruments and chattel paper now owned or hereafter acquired by Borrower; and

                  (vi) All monies, deposit accounts, certificate of deposit and securities of Borrower now or hereafter in Borrower's or its agents' possession.

         (b) Lender's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral, including, but not limited to, the proceeds of any insurance thereon.

         (c) Borrower, represents and warrants to the Senior Lenders that the Collateral is free and clear of all mortgages, encumbrances, liens and security interests except the following ("PERMITTED LIENS"): (i) security interest in favor of Donald Bergman, as agent for several lenders (the "EXISTING LENDERS") in connection with a loan in the principal amount of $200,000 made by the Existing Lenders, which loan is evidenced by a promissory note dated June 28, 1996 (the "EXISTING LOAN"); and (ii) purchase money security interests, which security interests may be directly in favor of the Seller or in favor of a third-party which shall have financed the acquisition of such goods, equipment or inventory.

2.       COVENANTS AND FURTHER ASSURANCES.

         (a) Borrower agrees to take any and all actions as may be reasonably requested by the Senior Lenders to perfect, protect and evidence the security interest of the Senior Lenders in the Collateral, including, without limitation:
(i) the filing of financing statements and other instruments; (ii) the delivery of possession of that portion of the Collateral with respect to which a security interest may be perfected by possession; and (iii) delivery of notices to banks, insurance companies and others where notice may be required to perfect a security interest.

         (b) Borrower shall: (i) keep and maintain the Collateral free and clear of all liens, encumbrances and security interests of third parties other than the Permitted Liens and shall defend the Collateral at its cost and expense against any such lien, encumbrance or security interest; (ii) comply in all material respects, with all laws, statutes and regulations pertaining to Collateral and its use and operation; (iii) properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear; and (iv) permit the Senior Lenders or any representative thereof to examine and make copies of the records and visit the properties of Borrower and discuss the business and operations of Borrower with any employee or representative thereof.

3.       EVENTS OF DEFAULT AND REMEDIES.

         (a) The failure to pay the Senior Financing when due shall constitute an event of default by Borrower under this Agreement. Upon the occurrence of an event of default under this Agreement, the Senior Lenders shall have all rights and remedies of a secured party under the Uniform Commercial Code and other rights and remedies to which the Senior Lenders may be entitled under applicable law.

         (b) Any action taken by the Senior Lenders with respect to the Collateral, including any sale or disposition of the Collateral, shall be for the benefit of all the Senior Lenders and the net proceeds of any such sale available to the Senior Lenders shall be allocated among the Senior Lenders on a pro rata basis.

         (c) Any action taken by the Senior Lenders with respect to the Collateral shall be taken only by action approved by a majority in principal amount of the Senior Financing then outstanding. Any consent or approval of the Senior Lenders, or any notice required to be given by the Senior Lenders, may be given only by a Senior Lender(s) holding a majority in principal amount of the Senior Financing then outstanding.

4.       MISCELLANEOUS.

         (a) NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

         (c) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

         (d) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

         (e) SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision of the remaining provisions of this Agreement.

         (f) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (h) ATTORNEYS' FEES. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court.

                                        GARY PLAYER DIRECT, INC.


                                        By:__________________________________
                                           Alfonso J. Cervantes, President
                                           2811 Airpark Drive,
                                           Santa Maria, CA  93455

                                   SCHEDULE A

                                 SENIOR LENDERS


                                    Roy Tashi